UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 30, 2013

Commission	Registrant; State of Incorporation;	I.R.S. Employer
File Number	Address; and Telephone Number	Identification No.

333-21011	FIRSTENERGY CORP.	34-1843785
(An Ohio Corporation)
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD

On May 30, 2013, FirstEnergy Corp. (FirstEnergy) will post selected unaudited financial information for Ohio Edison Company and Jersey Central Power & Light Company for the three months ended March 31, 2013 and March 31, 2012, to its website at www.firstenergycorp.com/ir.

FirstEnergy will continue to post on such website the unaudited financial information for the following subsidiaries that are not Securities and Exchange Commission registrants:

Allegheny Energy Supply Company, LLC
Allegheny Generating Company
American Transmission Systems, Incorporated
Metropolitan Edison Company
Monongahela Power Company
Pennsylvania Electric Company
Pennsylvania Power Company
The Cleveland Electric Illuminating Company
The Potomac Edison Company
The Toledo Edison Company
Trans-Allegheny Interstate Line Company
FirstEnergy Transmission, LLC
West Penn Power Company

The unaudited financial information that will be provided for the above referenced entities is intended to provide only a summary or overview of the financial positions of those entities as of the specified date. As this financial information is intended merely as a summary or overview, the footnote disclosure and certain financial statements normally accompanying this type of financial information may not be included and the information provided should not be viewed as a complete presentation of the financial condition or results of operations for those entities.  FirstEnergy currently intends to post the above referenced unaudited financial information for these subsidiaries to its website approximately sixty days following the end of each of the first three fiscal quarters, and audited financial information including accompanying footnotes approximately ninety days following the end of each fiscal year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 30, 2013

FIRSTENERGY CORP.
Registrant

By:	/s/ Joseph W. Mulpas
Joseph W. Mulpas Assistant Controller

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